Exhibit 10.3

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 3, 2017, and effective in accordance with Section 3 below, by and among REALPAGE, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto, certain of the Lenders referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders party to the Credit Agreement (“Administrative Agent”).
STATEMENT OF PURPOSE:
WHEREAS, the Borrower, certain financial institutions party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of September 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth more fully herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).
Section 2.    Amendments to Credit Agreement. Effective as of the Fourth Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the parties hereto agree that the Credit Agreement is amended as follows:
(a)The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended by:
(i)replacing the pricing grid set forth therein with the following:

			Revolving Credit Loans and Incremental Term Loan-1
Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee and Delayed Draw Ticking Fee	LIBOR +	Base Rate +
I	Less than 1.50 to 1.00	0.25%	1.25%	0.25%
II	Greater than or equal to 1.50 to 1.00, but less than 2.50 to 1.00	0.25%	1.50%	0.50%
III	Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	0.30%	1.75%	0.75%
IV	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.35%	2.00%	1.00%
V	Greater than or equal to 4.00 to 1.00	0.40%	2.25%	1.25%

(ii)    replacing the reference to “Pricing Level IV” in the paragraph immediately following the pricing grid set forth therein with “Pricing Level V”.
(b)The definition of “Consolidated Interest Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

87661695_7

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date; provided that only the cash portion of Consolidated Interest Expense attributable to Convertible Debt Securities shall be included in the calculation of Consolidated Interest Expense for purposes of calculating the Consolidated Interest Coverage Ratio.
(c)The definition of “Pro Forma Basis” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the last paragraph of such definition with the following:
“In connection with any Permitted Acquisition, or any incurrence of Indebtedness under Section 9.1(r), which is conditioned on, or determined by reference to, compliance on a Pro Forma Basis with Section 9.13, such determinations on a Pro Forma Basis may include (i) an increase in the maximum Consolidated Net Leverage Ratio under Section 9.13(a) to the extent permitted pursuant to such clause (a) if Borrower notifies the Administrative Agent not less than five (5) Business Days’ prior to the consummation of such Permitted Acquisition (and incurrence of Indebtedness, if applicable) that the conditions to such increase will be satisfied in connection with such Permitted Acquisition (and incurrence of Indebtedness, if applicable) and/or (ii) an increase in the maximum Consolidated Senior Secured Net Leverage Ratio under Section 9.13(b) to the extent permitted pursuant to such clause (b) if the Borrower has elected to exercise such increase by giving written notice to the Administrative Agent not less than five (5) Business Days’ prior to the consummation of such Permitted Acquisition or incurrence of Indebtedness.”
(d)The definition of “Qualified Unsecured Debt Issuance” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference therein to “$150,000,000” with “$225,000,000”.
(e)Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Consolidated Senior Secured Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, (a) all Consolidated Funded Indebtedness that is secured by a Lien on any Property of the Borrower or any Subsidiary less (b) the aggregate amount of Qualified Cash and Cash Equivalents in excess of $10,000,000 on such date (provided that if the aggregate Revolving Credit Outstandings (excluding L/C Obligations) exceed $50,000,000, the amount of Qualified Cash and Cash Equivalents permitted to be subtracted hereunder shall not exceed $60,000,000).
“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.
“Lease Rent Options Acquisition” means an acquisition pursuant to the Asset Purchase Agreement, dated as of February 27, 2017, by and among the Borrower, RP Newco XX LLC, Rainmaker Group Holdings, Inc. (“RGH”), The Rainmaker Group Ventures, LLC (“RGV”), certain other affiliated parties and major equityholders of RGH and RGV (collectively, the “Sellers”) and a designated representative of the Seller equity holders.
(f)Section 2.7(a) of the Credit Agreement is hereby amended to replace the reference therein to “Consolidated Net Leverage Ratio” with “Consolidated Senior Secured Net Leverage Ratio”.
(g)Section 9.3(u) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(u)    Investments not otherwise permitted pursuant to this Section; provided that, immediately before and immediately after giving pro forma effect to any such Investments, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with (x) a Consolidated Senior Secured Net Leverage Ratio of not greater than 3.25 to 1.00 and (y) a Consolidated Net Leverage Ratio of not greater than 4.00 to 1.00 and (iii) the Borrower shall have Liquidity of not less than $35,000,000.”
(h)Section 9.6(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

87661695_7

“(h)    the Borrower may declare and make Restricted Payments not otherwise permitted pursuant to this Section; provided that, immediately before and immediately after giving pro forma effect to the making of any such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall (A) be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with (x) a Consolidated Senior Secured Net Leverage Ratio of not greater than 3.25 to 1.00 and (y) a Consolidated Net Leverage Ratio of not greater than 4.00 to 1.00 and (B) have Liquidity of not less than $35,000,000.”
(i)Section 9.9(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(vi)    payments not otherwise permitted pursuant to this Section; provided that, immediately before and immediately after giving pro forma effect to the making of any such payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall (1) be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with (x) a Consolidated Senior Secured Net Leverage Ratio of not greater than 3.25 to 1.00 and (y) a Consolidated Net Leverage Ratio of not greater than 4.00 to 1.00 and (2) have Liquidity of not less than $35,000,000; and”
(j)Section 9.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“SECTION 9.13    Financial Covenants.
(a)    Consolidated Net Leverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Net Leverage Ratio to be greater than 4.00 to 1.00.
Notwithstanding the foregoing, upon the consummation of any Permitted Acquisition or series of Permitted Acquisitions (excluding the Lease Rent Options Acquisition) having aggregate consideration (including cash, Cash Equivalents, Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) equal to or in excess of $150,000,000 and occurring within five hundred forty (540) days following the completion of a Qualified Unsecured Debt Issuance, the required Consolidated Net Leverage Ratio pursuant to this Section shall automatically be increased to 5.00 to 1.00 for the fiscal quarter ended immediately after the consummation of such Permitted Acquisition or series of Permitted Acquisitions and solely during the period for which such Qualified Unsecured Debt Issuance is outstanding; provided that the maximum Consolidated Net Leverage Ratio pursuant to this Section shall automatically be reduced by 0.25 to 1.00 every second fiscal quarter end following the effectiveness of any such increase until the maximum required Consolidated Net Leverage Ratio pursuant to this Section has been reduced to 4.00 to 1.00; provided, further, that any such increase under this sentence shall occur no more than one time during the term of this Agreement.
(b)    Consolidated Senior Secured Net Leverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Senior Secured Net Leverage Ratio to be greater than 3.50 to 1.00.
Notwithstanding the foregoing, upon the consummation of any Permitted Acquisition having aggregate consideration (including cash, Cash Equivalents, Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) in excess of $50,000,000, the Borrower may, at its election (in connection with such Permitted Acquisition and by not less than five (5) Business Days’ written notice to the Administrative Agent prior to delivery of financial statements pursuant to Section 8.1(a) or (b) for the fiscal quarter ended immediately after the consummation of such Permitted Acquisition), increase the required Consolidated Senior Secured Net Leverage Ratio pursuant to this Section to 3.75 to 1.00 solely for each fiscal quarter ending during the twelve (12) month period immediately following such Permitted Acquisition; provided that the Borrower shall be permitted to exercise such increase option under this sentence no more than one time during any consecutive twenty-four (24) month period.
(c)    Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.”
Section 3.    Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction or waiver of each of the following conditions to the reasonable satisfaction of the Administrative Agent (such date, the “Fourth Amendment Effective Date”):

87661695_7

(a)    The Administrative Agent’s receipt of this Amendment, duly executed by each of the Credit Parties, the Administrative Agent, and the Required Lenders.
(b)    Payment of all fees and expenses of the Administrative Agent, and in the case of expenses, to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date (except as otherwise reasonably agreed to by the Borrower), required to be paid on the Fourth Amendment Effective Date.
(c)    The representations and warranties in Section 4 of this Amendment shall be true and correct as of the Fourth Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.
Section 4.    Representations and Warranties. By its execution hereof, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof after giving effect to this Amendment:
(a)    each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;
(b)    no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto;
(c)    it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment;
(d)    this Amendment has been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(e)    the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Permitted Liens) upon any assets or property of any of the Credit Parties, or any of their respective Subsidiaries, under the provisions of, such Credit Party’s or such Subsidiary’s organizational documents or any material agreement to which such Credit Party or Subsidiary is a party.
Section 5.    Effect of this Amendment. On and after the Fourth Amendment Effective Date, references in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other

87661695_7

agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand.
Section 6.    Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Administrative Agent and its Affiliates in accordance with the terms thereof.
Section 7.    Acknowledgments and Reaffirmations. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.
Section 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.    Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 10.    Electronic Transmission. Delivery of this Amendment by facsimile, telecopy or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof.
Section 11.    Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the Fourth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[Signature Pages Follow]

87661695_7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

REALPAGE, INC.

By:    /s/ W. Bryan Hill
Name:    W. Bryan Hill
Title:    Executive Vice President, Chief Financial Officer
and Treasurer

SUBSIDIARY GUARANTORS:

MULTIFAMILY INTERNET VENTURES, LLC
PROPERTYWARE LLC
LEVEL ONE LLC
RP ABC LLC
REALPAGE VENDOR COMPLIANCE LLC
VELOCITY UTILITY SOLUTIONS LLC
LEASESTAR LLC
RP NEWCO XV LLC
RP AXIOMETRICS LLC

By: RealPage, Inc., as sole member

By:        /s/ W. Bryan Hill
Name:    W. Bryan Hill
Title:    Executive Vice President, Chief Financial Officer and Treasurer

KIGO, INC.

By:    /s/ W. Bryan Hill
Name:    W. Bryan Hill
Title:    Vice President, Chief Financial Officer and Treasurer

NWP SERVICES CORPORATION

By:    /s/ W. Bryan Hill
Name:    W. Bryan Hill
Title:    Vice President, Chief Financial Officer and Treasurer

RealPage, Inc.
Fourth Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:     /s/ Reid R. Landers
Name:    Reid R. Landers
Title:    Vice President

FIFTH THIRD BANK, as Lender

By:     /s/ Glen Mastey
Name: Glen Mastey
Title: Managing Director

COMERICA BANK, as Lender

By:     /s/ Charles Fell
Name: Charles Fell
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:     /s/ Steven A. Mackenzie
Name: Steven A. Mackenzie
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:     /s/ Justin Burton
Name: Justin Burton
Title: Vice President

REGIONS BANK, as Lender

By:     /s/ Jason Douglas
Name: Jason Douglas
Title: Director

RealPage, Inc.
Fourth Amendment to Credit Agreement
Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:     /s/ Nirmal Bivek
Name: Nirmal Bivek
Title: Duly Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By:     /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

RealPage, Inc.
Fourth Amendment to Credit Agreement
Signature Page